As filed with the Securities and Exchange Commission on June 28, 2006

                                                     Registration No. 333-116996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           ARIAD PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                           22-3106987
----------------------------                        ---------------------------
(State or Other Jurisdiction                             (I.R.S. Employer
    of Incorporation or                                Identification Number.)
        Organization)


                              26 Landsdowne Street
                         Cambridge, Massachusetts 02139
                                 (617) 494-0400
              ----------------------------------------------------
               (Address of Principal Executive Offices, including
                         Zip Code and Telephone Number)


             ARIAD Pharmaceuticals, Inc. 2001 Stock Plan, as amended
      ---------------------------------------------------------------------
                            (Full Title of the Plan)

                             Harvey J. Berger, M.D.
                      Chairman and Chief Executive Officer
                           ARIAD Pharmaceuticals, Inc.
                              26 Landsdowne Street
                       Cambridge, Massachusetts 02139-4234
                                 (617) 494-0400

              ----------------------------------------------------
                (Name, Address, including Zip Code, and Telephone
                          Number, including Area Code,
                              of Agent for Service)

                             ----------------------

================================================================================

                                EXPLANATORY NOTE

     ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-116996) filed with the Securities and Exchange Commission (the "SEC") on June 30, 2004 (the "Registration Statement"), the offer and sale of up to 3,000,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), issuable under the Company's 2001 Stock Plan (the "2001 Plan"). On April 28, 2006, the Company's Board of Directors approved the Company's 2006 Long-Term Incentive Plan (the "2006 Plan") which is intended to replace the 2001 Plan. The Company's stockholders approved the 2006 Plan on June 14, 2006. No future awards will be made under the 2001 Plan.

     Pursuant to the undertakings in Item 9 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove 201,546 shares of Common Stock (the "Deregistered Shares") remaining under the 2001 Plan from registration under the Registration Statement.

     The Deregistered Shares will be carried over to and continue to be registered under a new registration statement on Form S-8 that is being filed by the Company contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this June 29, 2006.

                      ARIAD PHARMACEUTICALS, INC.


                      By: /s/   Harvey J. Berger, M.D.
                          ------------------------------------------------------
                          Name: Harvey J. Berger, M.D.
                          Title: Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 29, 2006.


            Signature                                 Title
            ---------                                 -----

  /s/   Harvey J. Berger
--------------------------------  Chairman of the Board, Chief Executive Officer
        Harvey J. Berger            and President (Principal Executive Officer)

  /s/   Sandford D. Smith
--------------------------------      Vice Chairman of the Board of Directors
        Sandford D. Smith


  /s/   Edward M. Fitzgerald        Senior Vice President, Finance and Corporate
--------------------------------      Operations, Chief Financial Officer and
        Edward M. Fitzgerald         Treasurer (Principal Financial Officer and
                                              Principal Accounting Officer)

  /s/   Michael D. Kishbauch
--------------------------------                      Director
        Michael D. Kishbauch

  /s/   Jay R. LaMarche
--------------------------------                      Director
        Jay R. LaMarche

  /s/   Athanase Lavidas, Ph.D
--------------------------------                      Director
        Athanase Lavidas, Ph.D

  /s/   Peter J. Nelson
--------------------------------                      Director
        Peter J. Nelson

  /s/   Burton E. Sobel, M.D.
--------------------------------                      Director
        Burton E. Sobel, M.D.

  /s/   Mary C. Tanner
--------------------------------                      Director
        Mary C. Tanner

  /s/   Elizabeth H.S. Wyatt
--------------------------------                      Director
        Elizabeth H.S. Wyatt